Exhibit 1.1

MGM Growth Properties LLC

(a Delaware limited liability company)

11,500,000 Class A Common Shares

UNDERWRITING AGREEMENT

Dated: September 6, 2017

MGM Growth Properties LLC

(a Delaware limited liability company)

11,500,000 Class A Common Shares

UNDERWRITING AGREEMENT

September 6, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

Ladies and Gentlemen:

MGM Growth Properties LLC, a Delaware limited liability company (the “Company”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of class A common shares of the Company (“Class A Common Shares”) set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,725,000 additional Class A Common Shares (the “Option Securities”). The Initial Securities and the Option Securities are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-218090), including a base prospectus (the “Base Prospectus”) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the Base Prospectus and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the Base Prospectus and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 P.M., New York City time, on September 6, 2017 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus including any documents incorporated therein by reference that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and Operating Partnership. The Company and MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains

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or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither of (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares” in each case contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of

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prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Company on a combined and consolidated basis as of the dates indicated and the statement of operations and cash flows of the Company on a combined and consolidated basis for the periods specified, and the balance sheet of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, except as otherwise expressly stated therein, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein or as expressly permitted by the Commission to be excluded therefrom, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all

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material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the assets owned and operated by the Company or its subsidiaries, including the properties described in the General Disclosure Package and the Prospectus (collectively, the “Properties”), or in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Class A Common Shares in amounts per share that are consistent with the description in the General Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the line items appearing under the caption “Shareholders’ Equity” in the Company’s unaudited condensed consolidated balance sheet as of June 30, 2017 appearing

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in the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the shares of issued and outstanding limited liability company interests of the Company have been duly authorized and validly issued in accordance with the limited liability company agreement of the Company (the “LLC Agreement”), and are fully paid (to the extent required under the LLC Agreement) and, to the extent applicable, non-assessable.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters in accordance with the LLC Agreement, and are fully paid (to the extent required under the LLC Agreement), validly issued and, to the extent applicable, non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiii) Authorization and Description of Operating Partnership Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no partnership units in the Operating Partnership (the “Operating Partnership Units”) are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Operating Partnership Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Operating Partnership Units or other securities of the Operating Partnership. The terms of the Operating Partnership Units conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xiv) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as has otherwise been waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse

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Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries or the Operating Partnership pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or the Operating Partnership or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of this clause (ii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or the Operating Partnership exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of MGM or any of the Company’s or the Operating Partnership’s respective subsidiaries’ principal suppliers, manufacturers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event may be reasonably expected to have a Material Adverse Effect.

(xvii) ERISA. Each of the Company, the Operating Partnership and their respective subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their respective subsidiaries are in compliance with ERISA, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership, or any of their respective subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the performance by the Company or the Operating Partnership of their respective obligations hereunder, to the extent a party hereto; and the

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aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined, reasonably be expected to result in a Material Adverse Effect.

(xix) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Executive Compensation” (as incorporated by reference therein), “Certain Relationships and Related Transactions and Director Independence” (as incorporated by reference therein), “Description of Shares” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters (including United States federal income tax law and legal conclusions with respect thereto), agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, to the extent a party thereto, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii) Possession of Licenses and Permits. Except where any such failure to do so would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries and the Operating Partnership, has all requisite corporate, limited liability company or limited partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the New Jersey Casino Control Act, the Maryland State Video Lottery Terminal Law, and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Registration Statement, General Disclosure Package and the Prospectus. The Company and each of its subsidiaries and the Operating Partnership, have fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and none of the Company or any of its subsidiaries or, the Operating Partnership is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result

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in any material impairment of the rights of the holder thereof, except where such violations would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, no (A) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company, the Operating Partnership or any of their respective subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) and (B) governmental or regulatory bodies are actively investigating the Company, the Operating Partnership or any of their respective subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company, the Operating Partnership and their respective subsidiaries).

(xxiii) Title to Property. (A) Each of the Company and its subsidiaries, as applicable, has good and marketable title to all of the Properties and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (x) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) do not, singly or in the aggregate, materially and adversely affect the value of such Properties or property and do not materially interfere with the use made or proposed to be made of such Properties or property by the Company or any of its subsidiaries, where such interference would materially and adversely affect the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries owns any material real property other than the Properties; (C) with respect to the Material Properties, each of the ground leases and subleases of real property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Material Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement, General Disclosure Package or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Material Properties has a right of first refusal to purchase the premises under such lease; (F) each of the Material Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither Company nor, the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Material Properties; and (H) the mortgages and deeds of trust that encumber the Material Properties are not convertible into equity securities of the entity owning such Material Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Material Properties. For purposes of this paragraph (xxiii), “Material Property” shall mean any Property the book value (including land, buildings, building improvements, land improvements and integral equipment, less accumulated

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depreciation) of which equals 10% or more of the total carrying value of the Company’s real estate investments as of June 30, 2017.

(xxiv) Utilities. To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except where the failure to be so available would not reasonably be expected to have a Material Adverse Effect.

(xxv) Possession of Intellectual Property. The Company and its subsidiaries own, have incident rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary to carry on the business to be operated by them, except where the failure to own or possess or have the ability to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvi) Compliance with Hazardous Material Laws. To the knowledge of the Company and the Operating Partnership, no condition exists that violates any Hazardous Material Law applicable to any of the real property of the Company, the Operating Partnership or their respective subsidiaries, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

(xxvii) Accounting Controls and Disclosure Controls. The Company maintains a system of effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations), and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all

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material respects. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (1) no material weaknesses in the Company’s internal controls have been identified and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Tax Law Compliance. Each of the Company and its subsidiaries has filed all federal, and all state and foreign tax returns required to filed by it and has paid all taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as in each case would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP. No deficiencies for taxes with respect to the Company or any of its subsidiaries have been claimed, proposed or assessed by any tax authority. The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board ASC 740 in the applicable financial statements referred to in Section 1(d) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxx) Insurance. To the best knowledge of the Company and the Operating Partnership, MGM maintains insurance on the properties with carriers against such risks and in such amounts as the Company and the Operating Partnership deem prudent in their reasonable judgment. The Company and the Operating Partnership have no reason to believe that MGM will not be able (i) to renew existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a material adverse effect on the tenant’s operations. To the best knowledge of the Company and the Operating Partnership, neither MGM nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi) Investment Company Act. Neither the Company nor the Operating Partnership is not required, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

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(xxxii) Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective affiliates has taken, directly or indirectly, nor will any of the Company, the Operating Partnership or their respective affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent employee or controlled affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or other applicable anti-bribery statute, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery statute the violation of which would be of the character necessary to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus in order to make the statements therein not misleading; and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates and the Operating Partnership have conducted their businesses in compliance in all material respects with the FCPA and other applicable anti-bribery statutes and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxiv) Money Laundering Laws. The operations of the Company, the Operating Partnership and each of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act (31 U.S.C. 1051 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Public Law 107-56), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened, the adverse determination of which would be of the character necessary to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(xxxv) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent or employee of the Company, the Operating Partnership or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company (collectively, “Sanctions”) nor is the Company or the Operating Partnership located, organized or resident in a country or territory that is the target of Sanctions (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or

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otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person that at the time of such financing is subject to any Sanctions administered by OFAC, the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company, (ii) to fund or facilitate activities of a business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) REIT Status. Commencing with its taxable year ending December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, solely as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares to purchase up to an additional 1,725,000 Class A Common Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any

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such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022-4834, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company and the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the

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Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the

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Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise.

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The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Class A Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Class A Common Shares issued or options to purchase Class A Common Shares granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus (D) any Class A Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any direct or indirect offers, negotiations or discussions of transactions contemplating the issuance of Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares in connection with the potential acquisition of property or assets, or the potential acquisition of, a joint venture with or a merger with another company, or (F) the entry by the Company into a definitive agreement contemplating the issuance of any Class A Common Shares or any securities convertible or exercisable or exchangeable for such Class A Common Shares representing up to 10% of the outstanding Class A Common Shares on a fully diluted basis or, with the prior written consent of a nominee of the Representatives selected by the Company, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares representing greater than 10% of the outstanding Class A Common Shares on a fully diluted basis, in each case, (1) in connection with the acquisition of property or assets, or the acquisition of, a joint venture with or a merger with another company, or (2) pursuant to any employee benefit plan assumed by the Company in connection with such acquisition, joint venture or merger, and in each such case the filing of a registration statement with respect to, and the making of any public announcement in respect of, or disclosing the intent to engage in, such acquisition, joint venture or merger and related issuance of securities; provided that, in the case of (1) and (2) of this clause (F), any recipient of such securities representing greater than 10% of the outstanding Class A Common Shares on a fully diluted basis shall execute and deliver to the Representatives a lock-up letter substantially to the effect set forth in Exhibit B, and, provided further, that in the case of issuances of securities to MGM or its affiliates pursuant to clause (F), MGM, or such affiliates, shall further agree not to convert or exchange any of its Operating Partnership Units into Class A Common Shares until the expiration of the period referred to above, subject to the exceptions stated above.

Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of the Class A Common Shares, provided that (i) such plan does not provide for the transfer of the Class A Common Shares during the period referred to above and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Shares may be made under such plan during the period referred to above.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to

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the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Absence of Manipulation. Except as contemplated herein or in the General Disclosure package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(p) REIT Status. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code, unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to continue to be so qualified.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (except that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such reasonable fees

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and disbursements of counsel not to exceed $10,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. Except as explicitly provided in this Section 4, Section 6, Section 7 and Section 9, the Underwriters shall pay their own expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) hereof, each of the Company and the Operating Partnership shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, each dated the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Special Tax Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Weil, Gotshal & Manges LLP, special tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto.

(d) Opinion of Delaware Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., Delaware counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3.

(e) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters

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with respect to the issuance and sale of securities delivered at Closing Time, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and their respective subsidiaries and certificates of public officials.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) of this Agreement (other than under Section 1(a)(vi)) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information of MGM contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) and no such

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organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder (in each case other than the representation under Section 1(a)(vi)) shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinions of Milbank, Tweed, Hadley and McCloy LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii) Opinion of Special Tax Counsel for Company. If requested by the Representatives, the favorable opinions of Weil, Gotshal & Manges LLP, special tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(v) Opinion of Delaware Counsel for the Company. If requested by the Representatives, the favorable opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) hereof.

(vi) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in

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connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or are based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show as defined in Rule 433(h) under the 1933 Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any road show or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with the Underwriter Information.

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(b) Indemnification of Company, Operating Partnership, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any road show in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, respectively. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(f) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 6(c) or (f), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, without duplication, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the

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Company and the Operating Partnership, each officer of the Company and the Operating Partnership who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling the Company or the Operating Partnership or any person controlling any Underwriter, its officers or directors and (ii) the delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

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(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: (646) 834-8133); Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, (facsimile: (212) 622-8358), Attention: Equity Syndicate Desk; notices to the Company shall be directed to it at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, attention of Corporate Legal.

SECTION 12. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, any of their respective subsidiaries, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective

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affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Operating Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities contemplated hereby and each of the Company and the Operating Partnership has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

MGM Growth Properties LLC

By	/s/ Andrew Hagopian III
Title: Secretary

MGM Growth Properties Operating Partnership LP

By	/s/ Andrew Hagopian III
Title: Secretary

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CONFIRMED AND ACCEPTED, as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

By: J.P. Morgan Securities LLC

By	/s/ Eddy Allegaert
Authorized Signatory
Title: Managing Director

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By	/s/ Greg Wright
Authorized Signatory
Title: Managing Director, Co-Head of Americas Real Estate Investment Banking

By: Barclays Capital Inc.

By	/s/ Victoria Hale
Authorized Signatory
Title: Vice President

By: Deutsche Bank Securities Inc.

By	/s/ Francis Windels
Authorized Signatory
Title: Managing Director

By	/s/ Jason Eisenhauer
Authorized Signatory
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $30.60.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $29.376, being an amount equal to the public offering price set forth above less $1.224 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,012,500
Barclays Capital Inc.	1,897,500
Deutsche Bank Securities Inc.	1,897,500
J.P. Morgan Securities LLC	1,897,500
Evercore Group L.L.C.	920,000
Morgan Stanley & Co. LLC	862,500
BNP Paribas Securities Corp.	345,000
Citigroup Global Markets Inc.	345,000
Fifth Third Securities, Inc.	345,000
SMBC Nikko Securities America, Inc.	345,000
SunTrust Robinson Humphrey, Inc.	230,000
Credit Agricole Securities (USA) Inc.	115,000
Citizens Capital Markets, Inc.	57,500
Ladenburg Thalmann & Co. Inc.	57,500
Scotia Capital (USA) Inc.	57,500
UBS Securities LLC	57,500
Union Gaming Securities, LLC	57,500
Total	11,500,000

SCHEDULE B-1

Pricing Terms

1. The Company is selling 11,500,000 Class A Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,725,000 Class A Common Shares.

3. The public offering price per share for the Securities shall be $30.60.

SCHEDULE B-2

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE C

List of Persons and Entities Subject to Lock-up

James J. Murren

Michael J. Rietbrock

Thomas A. Roberts

Daniel J. Taylor

Elisa C. Gois

William J. Hornbuckle

John M. McManus

Robert Smith

James C. Stewart

Andy H. Chien

MGM Resorts International

MGM Grand Detroit, LLC

Mandalay Corp.

MGM Resorts Mississippi, Inc.

New Castle Corp.

Ramparts, Inc.

Victoria Partners

Park District Holdings, LLC

Beau Rivage Resorts, LLC

The Mirage Casino-Hotel, LLC

New York-New York Hotel & Casino, LLC

Marina District Development Company, LLC

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

September [•], 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement referred to below

Re:	MGM Growth Properties LLC
Follow-On Public Offering of Class A Common Shares

Ladies and Gentlemen:

We have acted as counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), in connection with the purchase by you and the other several underwriters named in Schedule A to the Underwriting Agreement referred to below (the “Underwriters”) from the Company of [11,500,000] Class A common shares (the “Shares”) representing limited liability company interests in the Company, pursuant to the terms of the Underwriting Agreement dated September [•], 2017 (the “Underwriting Agreement”) by and among the Company, MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and you, as Representatives of the several Underwriters.

This opinion is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used, and not otherwise defined, in this opinion letter have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the following:

(i) the registration statement on Form S-3, File No. 333-218090, filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) (such registration statement as amended to the time it was declared effective, including the information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430B(f)(2) under the Securities Act including the documents incorporated by reference therein, collectively being herein referred to as the “Registration Statement”);

(ii) the prospectus dated May 18, 2017 relating to the Shares that was included in the Registration Statement (including the documents incorporated by reference therein, collectively being herein referred to as the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated September 5, 2017 relating to the Shares (such preliminary prospectus supplement as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, including the documents incorporated by reference therein, collectively being herein referred to as the “Preliminary Prospectus Supplement”);

(iv) the additional information relating to the Shares listed in Exhibit B-1 to the Underwriting Agreement (the “Pricing Disclosures”);

(v) the prospectus supplement dated September [•], 2017 (such prospectus supplement as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, including the documents incorporated by reference therein, collectively being herein referred to as the “Final Prospectus Supplement”);

(vi) the master transaction agreement (the “Master Transaction Agreement”) dated September 5, 2017 among the Company, MGM Resorts International, the Operating Partnership, MGP Lessor, LLC (the “Landlord”), a subsidiary of MGM Resorts International and MGM National Harbor, LLC (“MGM National Harbor”); and

(vii) the Underwriting Agreement.

The Base Prospectus, the Preliminary Prospectus Supplement, and the Pricing Disclosures are collectively referred to herein as the “General Disclosure Package” and the Base Prospectus and Final Prospectus Supplement are collectively referred to herein as the “Final Prospectus.”

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company, Computershare Trust Company, N.A., in its capacity as the Company’s registrar and transfer agent with respect to the Shares, and other appropriate persons, statements contained in the General Disclosure Package and the Registration Statement and the representations made by the Underwriters, the Company and the Operating Partnership in or pursuant to the Underwriting Agreement.

In our examination of the documents referred to above we have assumed, with your permission and without independent investigation, that except in each case to the extent specifically set forth below with respect to the Company, the Operating Partnership and the Landlord, each party to the documents reviewed by us is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate or other) to execute, deliver and perform its obligations under such documents, such documents have been duly authorized by all necessary action on the part of the parties thereto, and such documents have been duly executed and delivered by such parties and are valid, binding and enforceable obligations of such parties.

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable.

2. The Master Transaction Agreement has been duly authorized, executed and delivered by the Company, the Operating Partnership and the Landlord, as applicable.

3. The Master Transaction Agreement constitutes the legal, valid and binding obligation of each of the Company, the Operating Partnership and the Landlord, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Master Transaction Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

4. The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Shares;” and the authorized equity capitalization of the Company conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus under the caption “Description of Shares.”

5. The Shares being sold under the Underwriting Agreement by the Company, when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued and holders of Shares will have no obligation to make any further payments for the purchase of the Shares or contributions to the Company solely by reason of their ownership of Shares. No Holder of the Shares is or will be subject to personal liability under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) solely by reason of being such a holder. Except as described in the General Disclosure Package and the Final Prospectus, holders of the Company’s shares outstanding prior to the issuance of the Shares to be sold by the Company are not entitled to any preemptive or other similar rights to subscribe for the Shares under the LLC Agreement or the Delaware LLC Act. As of the date hereof, the Company has outstanding 1 Class B Common Share, such Class B Common Share has been validly issued and the holder thereof has no obligation to make any further payments for the purchase of such Class B Common Share or contributions to the Company solely by reason of its ownership of the Class B Common Share.

6. The Shares being sold by the Company are duly listed, and admitted and authorized for trading, on the New York Stock Exchange; and the certificates for the Shares are in due and proper form.

7. The Registration Statement became effective under the Securities Act on May 18, 2017 and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or threatened. The filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

8. No Governmental Approval is required for the Company or the Operating Partnership to execute and deliver the Underwriting Agreement and for the sale of the Shares by the Company thereunder, except such as have been made or obtained prior to the date hereof or as may be required under federal or state securities or “blue sky” laws of any jurisdiction, as to which we express no opinion.

9. Neither the Company nor the Operating Partnership is required to, and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, neither the Company nor the Operating Partnership will be required to, register as an investment company under the Investment Company Act of 1940, as amended.

10. None of the execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the sale of the Shares by the Company thereunder, the execution, delivery and performance of the Master Transaction Agreement by the Company, the Operating Partnership and the Landlord, and the consummation of the transactions contemplated thereby do or will, whether with or without the giving of notice or lapse of time or both, (i) result in a breach or violation of the Company’s, the Operating Partnership’s or the Landlord’s respective formation or organizational documents or (ii) conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any agreement listed on Schedule 1 attached hereto.

11. To our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or except has otherwise been waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act.

For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority which, in our experience, are normally applicable to the type of transactions contemplated by the Underwriting Agreement and the Delaware LLC Act and Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), but shall not include Gaming Law (as defined below); (ii) the term “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body; (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law; and (iv) the term “knowledge” means the current actual knowledge of the attorneys of our Firm who are directly involved in the representation of the Company. For purposes of this opinion, “Gaming Law” shall, collectively, mean the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Illinois Riverboat Gambling Act, the Mississippi Gaming Control Act, the applicable gaming rules and regulations in the State of Maryland, and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction.

The foregoing opinions are limited to matters involving the law of the State of New York, the Delaware LLC Act, the Delaware LP Act and the federal law of the United States. This opinion is furnished to you in your capacity as the Representatives of the Underwriters, and is solely for the benefit of the Underwriters in connection with the closing of the sale of the Shares under the Underwriting Agreement occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

Schedule 1

1.	Indenture, dated February 1, 1996, by and between Mandalay and First Interstate Bank of Nevada, N.A., as Trustee (the “Mandalay February 1996 Indenture”).

2.	Supplemental Indenture, dated as of November 15, 1996, by and between Mandalay and Wells Fargo Bank (Colorado), N.A., (successor to First Interstate Bank of Nevada, N.A.), as Trustee, to the Mandalay February 1996 Indenture, with respect to $150 million aggregate principal amount of 6.70% Senior Notes due 2096.

3.	6.70% Senior Notes due February 15, 2096 in the principal amount of $150,000,000.

4.	Indenture, dated November 15, 1996, by and between Mandalay and Wells Fargo Bank (Colorado), N.A., as Trustee (the “Mandalay November 1996 Indenture”).

5.	Supplemental Indenture, dated as of November 15, 1996, to the Mandalay November 1996 Indenture, with respect to $150 million aggregate principal amount of 7.0% Senior Notes due 2036.

6.	7.0% Senior Notes due February 15, 2036, in the principal amount of $150,000,000.

7.	Indenture dated as of December 21, 2006, among MGM Resorts International, certain of its subsidiaries, and U.S. Bank National Association.

8.	First Supplemental Indenture dated as of December 21, 2006, by and among MGM Resorts International, certain of its subsidiaries, and U.S. Bank National Association, with respect to $750 million aggregate principal amount of 7.625% Senior Notes due 2017.

9.	Second Supplemental Indenture dated as of May 17, 2007 among MGM Resorts International, certain of its subsidiaries, and U.S. Bank National Association, with respect to $750 million aggregate principal amount of 7.5% Senior Notes due 2016.

10.	Indenture, dated as of September 22, 2009, among MGM Resorts International, certain of its subsidiaries, and U.S. Bank National Association, with respect to $475 million aggregate principal amount of 11.375% Senior Notes due 2018.

11.	Indenture dated as of October 28, 2010, among MGM Resorts International, as issuer, the subsidiary guarantors party thereto, and U.S. Bank National Association as Trustee with respect to $500 million aggregate principal amount of 10% Senior Notes due 2016.

12.	Indenture, dated as of January 17, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as Trustee with respect to $850 million aggregate principal amount of 8.625% Senior Notes due 2019.

13.	Indenture, dated March 22, 2012, between MGM Resorts International and U.S. Bank National Association, as trustee.

14.	First Supplemental Indenture, dated March 22, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee with respect to $1.0 billion aggregate principal amount of 7.75% senior notes due 2022.

15.	Indenture, dated as of September 19, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee with respect to $1.0 billion aggregate principal amount of 6.750% Senior Notes due 2020.

16.	Second Supplemental Indenture, dated December 20, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee to the Indenture, dated as of March 22, 2012, among MGM Resorts International and U.S. Bank National Association, as trustee, relating to the 6.625% senior notes due 2021.

17.	Third Supplemental Indenture, dated December 19, 2013, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee to the Indenture, dated as of March 22, 2012, among MGM Resorts International and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020.

18.	Fourth Supplemental Indenture, dated November 25, 2014, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of March 22, 2012, among MGM Resorts International and U.S. Bank National Association, as trustee, relating to the 6.000% senior notes due 2023.

19.	Guarantee (Mandalay Resort Group 6.70% Senior Notes due 2096), dated as of April 25, 2005, by MGM Resorts International and certain of its subsidiaries, in favor of The Bank of New York, as successor in interest to First Interstate Bank of Nevada, N.A., as trustee for the benefit of the holders of the Notes pursuant to the Indenture referred to therein.

20.	Guarantee (Mandalay Resort Group 7.0% Senior Notes due 2036), dated as of April 25, 2005, by MGM Resorts International and certain of its subsidiaries, in favor of The Bank of New York, as trustee for the benefit of the holders of the Notes pursuant to the Indenture referred to therein.

21.	Indenture dated as of April 20, 2016, by and among MGP Escrow Issuer, LLC, a Delaware limited liability company (to be merged with and into MGM Growth Properties Operating Partnership LP), and MGP Escrow Co-Issuer, Inc., a Delaware corporation, as the Issuers, and U.S. Bank National Association, as Trustee, Registrar and Paying Agent, relating to the issuance of 5.625% Senior Notes Due 2024.

22.	Master Contribution Agreement, dated as of April 25, 2016, by and among MGM Resorts International, MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP.

23.	Master Lease, dated as of April 25, 2016, by and between MGP Lessor, LLC and MGM Lessee, LLC.

24.	Corporate Services Agreement, dated as of April 25, 2016, by and among MGM Resorts International, MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP.

25.	Intellectual Property Rights License Agreement, dated as of April 25, 2016, by and between MGM Resorts International and MGM Growth Properties LLC.

26.	Registration Rights Agreement, dated as of April 25, 2016, by and among MGM Growth Properties LLC, MGM Growth Properties Operating Partnership LP, and the Investors Party thereto.

27.	Credit Agreement, dated as of April 25, 2016, by and among MGM Growth Properties Operating Partnership LP, as a borrower thereunder, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent and an L/C Issuer (the “Credit Agreement”).

28.	Amended and Restated Credit Agreement, dated as of April 25, 2016, by and among MGM Resorts International, as a borrower, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer (the “Amended and Restated Credit Agreement”).

29.	Amended and Restated Guaranty Agreement dated as of April 25, 2016, among MGM Resorts International, each of the guarantors party thereto and each additional guarantor that may become a party thereto after the date thereof in accordance thereto, in favor of and for the benefit of Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement.

30.	Amended and Restated Security Agreement dated as of April 25, 2016, among MGM Grand Hotel, LLC, Bellagio, LLC and each additional grantor that may become a party thereto after the date thereof in accordance thereto and Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement.

31.	Amended and Restated Pledge Agreement dated as of April 25, 2016, among MGM Resorts International, Mirage Resorts. Incorporated and each Additional Pledgor that may become a party thereto after the date thereof in accordance thereto and Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement.

32.	Guaranty Agreement dated as of April 25, 2016, among each of the Guarantors party thereto and each Additional Guarantor that may become a party thereto after the date thereof in accordance thereto, in favor of and for the benefit of Bank of America, N.A., as Administrative Agent under the Credit Agreement.

33.	Security Agreement dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, MGP Lessor Holdings, LLC and MGP Lessor, LLC and each Additional Grantor that may become a party thereto after the date thereof in accordance thereto and Bank of America, N.A., as Administrative Agent under the Credit Agreement.

34.	Pledge Agreement dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, MGP Lessor Holdings, LLC, and MGP Lessor, LLC, and each Additional Pledgor that may become a party thereto after the date thereof in accordance thereto and Bank of America, N.A., as Administrative Agent under the Credit Agreement.

35.	Fifth Supplemental Indenture, dated August 19, 2016, among MGM Resorts International, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of March 22, 2012, among MGM Resorts International and U.S. Bank National Association, as trustee, relating to the 4.625% senior notes due 2026.

September [•], 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

As Representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement referred to below

Re:	MGM Growth Properties LLC

Follow-On Public Offering of Class A Common Shares

Ladies and Gentlemen:

We have acted as counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), in connection with the purchase by you and the other several underwriters named in Schedule A to the Underwriting Agreement referred to below (the “Underwriters”) from the Company of [11,500,000] Class A common shares (the “Shares”) representing limited liability company interests in the Company, pursuant to the terms of the Underwriting Agreement dated September [•], 2017 (the “Underwriting Agreement”) by and among the Company, MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and you, as Representatives of the several Underwriters. We are furnishing this letter to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used, but not defined, in this letter shall have the respective meanings set forth in the Underwriting Agreement.

Reference is made to:

(i) the registration statement on Form S-3, File No. 333-218090, filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) (such registration statement as amended to the time it was declared effective, including the information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430B(f)(2) under the Securities Act including the documents incorporated by reference therein, collectively being herein referred to as the “Registration Statement”);

(ii) the prospectus dated May 18, 2017 relating to the Shares that was included in the Registration Statement (including the documents incorporated by reference therein, collectively being herein referred to as the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated September [•], 2017 relating to the Shares (such preliminary prospectus supplement as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, including the documents incorporated by reference therein, collectively being herein referred to as the “Preliminary Prospectus Supplement”);

(iv) the additional information relating to the Shares listed in Exhibit B-1 to the Underwriting Agreement (the “Pricing Disclosures”); and

(v) the prospectus supplement dated September [•], 2017 (such prospectus supplement as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, including the documents incorporated by reference therein, collectively being herein referred to as the “Final Prospectus Supplement”).

The Base Prospectus, the Preliminary Prospectus Supplement, and the Pricing Disclosures are collectively referred to herein as the “Disclosure Package” and the Base Prospectus and Final Prospectus Supplement are collectively referred to herein as the “Final Prospectus.”

As counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Final Prospectus prepared by the Company, we reviewed certain corporate records and documents furnished to us by the Company and we participated in discussions with representatives of the Company, counsel to the Underwriters, independent registered public accountants for the Company, and your representatives, regarding the Registration Statement, the Disclosure Package and the Final Prospectus and related matters.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Final Prospectus and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. In addition, we are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Disclosure Package or the Final Prospectus was conveyed to any person for purposes of Rule 159 under the Securities Act. Furthermore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the

Registration Statement, the Disclosure Package and the Final Prospectus as such statements may relate to the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Illinois Riverboat Gambling Act, the Mississippi Gaming Control Act, the applicable gaming rules and regulations in the State of Maryland, and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction.

Based upon and subject to the foregoing, we are of the view that each of the Registration Statement, as of its most recent effective date, the Disclosure Package, as of the Applicable Time, and the Final Prospectus, as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder, except that we express no view and make no statement (i) as to the financial statements and other financial and accounting information and data included therein or (ii) Regulation S-T under the rules promulgated by the Commission.

On the basis of and subject to the foregoing, we confirm to you that nothing has come to our attention that causes us to believe that:

(i) the Registration Statement (other than the financial statements and schedules and other financial and accounting information and data, as to which we express no belief and make no statement) as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Disclosure Package (other than the financial statements and other financial and accounting information and data, as to which we express no belief and make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Final Prospectus (other than the financial statements and other financial and accounting information and data, as to which we express no belief and make no statement), as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished to you by us as counsel to the Company, is solely for the benefit of the Underwriters in connection with the closing under the Underwriting Agreement of the sale of the Shares occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

Exhibit A-2

FORM OF OPINIONS OF COMPANY’S SPECIAL TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September [•], 2017

To the Person Listed on Exhibit A:

Ladies and Gentlemen:

You have requested our opinion concerning MGM Growth Properties LLC’s, a Delaware limited liability company (“MGM Growth”), qualification for U.S. federal income tax purposes as a real estate investment trust (a “REIT”) as defined under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”).

In providing our opinion, we have examined (i) the organizational documents of MGM Growth and its subsidiaries, (ii) the opinion of a tax advisor provided to MGM Growth regarding the characterization of the Master Lease by and between MGP Lessor, LLC and MGM Lessee, LLC dated as of April 25, 2016, as amended to the date hereof (the “Master Lease”) as a true lease for U.S. federal income tax purposes (the “True Lease Opinion”) and the addendum thereto (the “Addendum”), (iii) the representation letter of MGM Growth, dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letter”) and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein.

In addition to the assumptions set forth in the Representation Letter, we have assumed, with your consent, that: (i) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the original documents and all relevant documents have been or will be duly and validly executed in the form presented to us, (ii) the factual statements, representations and covenants (which statements, representations and covenants we have neither investigated nor verified) made by MGM Growth in the Representation Letter are true, complete and correct, (iii) any such statements and representations made in the Representation Letter that are qualified by the knowledge or belief of any person, or materiality or with comparable qualification are and will be true, complete, and correct as if made without such qualification, (iv) all applicable reporting requirements have been or will be satisfied, and (v) no action will be taken by MGM Growth or any of its affiliates after the date hereof that would have the effect of materially altering the facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, our opinions as expressed below may be adversely affected. We have not made an independent investigation of all of the facts, statements, representations and covenants set forth in the Representation Letter or in any other document. In addition, we note that MGM Growth may engage in transactions in connection with which we have not provided tax advice and have not reviewed, and of which we may be unaware.

Based upon and subject to the foregoing, it is our opinion that, commencing with its taxable year ending December 31, 2016, under applicable U.S. federal income tax law as of the date hereof, MGM

Growth has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and MGM Growth’s proposed method of operation will enable MGM Growth to continue to satisfy the requirements for qualification and taxation as a REIT.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist on the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change that is made after the date hereof in any of the foregoing could adversely affect the conclusions set forth herein. In addition, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

MGM Growth’s continued qualification and taxation as a REIT depends upon its ability to meet, through actual, annual operating results, certain requirements, including requirements relating to asset ownership, income classification, distribution levels and diversity of beneficial ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of MGM Growth’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

Our opinion does not preclude the possibility that MGM Growth may have to utilize one or more of the various “savings provisions” under the Code that would permit MGM Growth to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require MGM Growth to pay significant penalties or excise taxes.

We express no opinion on any issue relating to MGM Growth or any investment therein or with respect to any other U.S. federal tax matters or any issues arising under the tax laws of any other country, or any state or locality, other than as expressly stated above. This opinion is expressed as of the date hereof, and we are under no obligation to, and we do not intend to, supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared solely for the addressees hereof, and it may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted in whole or in part, reproduced, cited or otherwise referred to without our prior written consent.

Very truly yours,

Exhibit A-3

FORM OF OPINIONS OF COMPANY’S DELAWARE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

September [•], 2017

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	MGM Growth Properties LLC, MGP Lessor, LLC

MGM Growth Properties OP GP LLC, and

MGM Growth Properties Operating Partnership LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), MGM Growth Properties OP GP LLC, a Delaware limited liability company (the “General Partner,” and together with the Company, the “MGM Partners”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and MGP Lessor, LLC, a Delaware limited liability company (the “Lessor,” and collectively with the Operating Partnership and the MGM Partners, the “Delaware Companies”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Limited Partnership of the Operating Partnership, dated January 6, 2016, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 6, 2016, as corrected by the Certificate of Correction thereto, dated as of January 12, 2016, as filed in the office of the Secretary of State on January 12, 2016;

(b) The Amended and Restated Certificate of Limited Partnership of the Operating Partnership, dated April 25, 2016, as filed in the office of the Secretary of State on April 25, 2016;

(c) The Agreement of Limited Partnership of the Operating Partnership, dated as of January 6, 2016, by MGM OP Holdco Inc., as general partner, and MGM Resorts International, as limited partner;

(d) The Assignment of Limited Partner Interest and First Amendment to Agreement of Limited Partnership of the Operating Partnership, dated as of January 12, 2016, among MGM OP Holdco Inc., as general partner, MGM Resorts International, as existing limited partner, and MGM OP Holdco Sub, LLC, as successor limited partner;

(e) The Omnibus Transfer, Contribution & Exchange Agreement, dated as of April 25, 2016, among the Operating Partnership, MGM Resorts International, MGM OP Holdco Inc., MGM OP Holdco Sub, LLC, the General Partner, MGP Lessor Holdings, LLC, a Delaware limited liability company, the Company and the Contributing Parties (as defined therein);

(f) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 25, 2016, by the General Partner, as general partner, and the Company and the other persons listed as limited partners on Exhibit A thereto, as limited partners;

(g) The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of February 2, 2017 (the “Partnership Agreement”), by the General Partner, as general partner, and the Company and the other persons listed as limited partners on Exhibit A thereto, as limited partners;

(h) The Certificate of Formation of the Company (under the name Growth Properties LLC), dated October 22, 2015, as filed in the office of the Secretary of State on October 23, 2015, as amended by the Certificate of Amendment thereto (changing its name to MGM Growth Properties LLC), dated October 27, 2015, as filed in the office of the Secretary of State on October 27, 2015;

(i) The Operating Agreement of the Company, dated as of October 23, 2015 (the “Company Initial Agreement”), by MGM Resorts International, as member, as amended by the First Amendment thereto, effective as of October 27, 2015, by MGM Resorts International, as member, as further amended by the Second Amendment thereto, effective as of January 26, 2016, by MGM Resorts International, as member;

(j) The Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 18, 2016 (the “Company Agreement”), by MGM Resorts International, as member;

(k) The Certificate of Formation of the General Partner, dated January 6, 2016, as filed in the office of the Secretary of State on January 6, 2016;

(l) The Operating Agreement of the General Partner, dated as of January 6, 2016, by the Company, as member;

(m) The Amended and Restated Operating Agreement of the General Partner, dated as of January 25, 2016, by the Company, as member, as amended by the First Amendment thereto, effective as of April 5, 2016, by the Company, as member (as so amended, the “General Partner Agreement”);

(n) The Certificate of Formation of the Lessor (under the name DT Resort Propco, LLC), dated January 6, 2016, as filed in the office of the Secretary of State on January 6, 2016, as amended by the Certificate of Amendment thereto (changing its name to MGP Lessor, LLC), dated March 21, 2016, as filed in the office of the Secretary of State on March 21, 2016;

(o) The Operating Agreement of the Lessor, dated as of January 6, 2016, by MGM Grand Detroit, LLC, as member;

(p) The Amended and Restated Operating Agreement of the Lessor, dated as of March 21, 2016, by MGM Grand Detroit, LLC, as member, as amended by the First Amendment thereto, effective as of April 5, 2016, by MGM Grand Detroit, LLC, as member;

(q) The Second Amended and Restated Operating Agreement of the Lessor, dated as of February 2, 2017 (the “Lessor Agreement”), by MGP Lessor Holdings, LLC, as member, and the Managers (as named and defined therein);

(r) The Unanimous Written Consent of the Board of Directors of the Company, dated May 18, 2017 (the “May Company Consent”);

(s) The Unanimous Written Consent of the Board of Directors of the Company, dated August 30, 2017 (the “August Company Consent”)

(t) The Minutes of the Meeting of the Pricing Committee of the Board of Directors of the Company, dated September 6, 2017 (the “Pricing Committee Consent,” and collectively with the May Company Consent and the August Company Consent, the “Company Consent”);

(u) The Written Consent of the Board of Managers of the General Partner of the Operating Partnership, dated August 30, 2017 (the “First GP Board Consent”);

(v) The Written Consent of the Board of Managers of the General Partner of the Operating Partnership, dated August 30, 2017 (the “Second GP Board Consent,” and together with the First GP Board Consent, the “GP Board Consent”);

(w) The Unanimous Written Consent of the Board of Managers of the Lessor, dated August 30, 2017 (the “Lessor Consent”);

(x) The Underwriting Agreement, dated September [6], 2017 (the “Underwriting Agreement”), by the Operating Partnership and the Company, and confirmed and accepted by the Representatives (as defined therein);

(y) The Master Transaction Agreement, dated as of September 5, 2017 (the “Master Transaction Agreement,” and together with the Underwriting Agreement, each a “Transaction Document” and together, the “Transaction Documents”), among MGM National Harbor, LLC, the Lessor, the Operating Partnership, the Company, MGM Resorts International, and MGM Lessee, LLC;

(z) The Registration Statement on Form S-3 (Registration No. 333-218090) under the Securities Act of 1933, regarding the Company, as filed with the Securities and Exchange Commission on May 18, 2017 (the “Registration Statement”);

(aa) The Prospectus, dated May 18, 2017 (the “Prospectus”), regarding the Company;

(bb) The Preliminary Prospectus Supplement to the Prospectus, dated September [5], 2017 (the “Preliminary Prospectus Supplement”);

(cc) Pricing Term Sheet;

(dd) A certificate of an officer of the Company, dated September     , 2017, as to certain matters; and

(ee) A Certificate of Good Standing for each of the Delaware Companies, each dated September     , 2017, obtained from the Secretary of State.

The Company Consent, the GP Board Consent and the Lessor Consent are hereinafter each referred to as a “Consent” and collectively as the “Consents”).

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (ee) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (ee) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.

For purposes of this opinion, we have assumed (i) except to the extent provided in paragraphs 1 and 2 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) except to the extent provided in paragraphs 3 through 6 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that none of the Delaware Companies derives any income from or connected with sources within the State of Delaware or has any assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware, (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vi) that the Company Initial Agreement is governed by Delaware law, (vii) that the Operating Partnership does not have, and has not at any time had, more than 100 partners (including as partners those persons indirectly owning an interest in the Operating Partnership through a Flow Through Entity (as defined in the Partnership Agreement), but only if substantially all of the value of such person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Operating Partnership), (viii) that the execution, delivery and performance by the Delaware Companies of the Transaction Documents, and the transactions and other matters contemplated by or referenced in the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement, (a) will permit the Company at all times to be classified as a REIT (as defined in the Partnership Agreement and the Company Agreement) for federal income tax purposes, (b) do not adversely affect the ability of the Company to continue to qualify as a REIT, (c) do not subject the Company to any additional taxes under Section 857 or Section 4981 of the Code (as defined in the Partnership Agreement), (d) do not violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities or the Operating Partnership or any of its Subsidiaries (as defined in the Partnership Agreement), (e) do not constitute any of the actions provided for in Section 7.3 of the Partnership Agreement, or (f) are not in connection with a Stock Offering Funding (as defined in the Partnership Agreement), (ix) except to the extent provided in paragraph 7 below, that each document reviewed by us constitutes a legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (x) that none of the Delaware Companies or such parties or signatories has dissolved or terminated, and (xi) that each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof. We have not participated in the preparation of any offering material (including, without limitation, the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement) relating to any of the Delaware Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws, tax laws, insurance laws and antitrust laws of the State of Delaware and laws of the State of Delaware applicable to the particular nature of the assets or activities of the Delaware Companies, and rules, regulations, orders, and decisions relating thereto), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Operating Partnership is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

2. Each of the Company, the General Partner and the Lessor is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

3. Under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”), the Partnership Agreement and the applicable Consent(s), the Operating Partnership has the requisite limited partnership power and authority to (i) own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Preliminary Prospectus Supplement, and (ii) execute and deliver the Transaction Documents, and to perform its obligations thereunder.

4. Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”), the Company Agreement and the applicable Consent(s), the Company has the requisite limited liability company power and authority to (i) own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Preliminary Prospectus Supplement, and (ii) execute and deliver the Transaction Documents, and to perform its obligations thereunder.

5. Under the LLC Act, the Lessor Agreement and the applicable Consent(s), the Lessor has the requisite limited liability company power and authority to (i) own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Preliminary Prospectus Supplement, and (ii) execute and deliver the Master Transaction Agreement, and to perform its obligations thereunder.

6. Under the LLC Act, the General Partner Agreement and the applicable Consent(s), the General Partner has the requisite limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Preliminary Prospectus Supplement.

7. The Partnership Agreement constitutes a legal, valid and binding agreement of the Operating Partnership and each MGM Partner, and is enforceable against the Operating Partnership and each MGM Partner in accordance with its terms.

The opinion expressed in paragraph 7 above is subject to the effect upon the Partnership Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, (v) applicable law relating to fiduciary duties, (vi) judicial imposition of an implied covenant of good faith and fair dealing, and (vii) Sections 17-607 and 17-804 of the LP Act.

In rendering the opinion expressed in paragraph 7 above, we express no opinion with respect to (i) purported waivers of any statutory or other rights, court rules and defenses to obligations where such waivers (A) are against public policy or (B) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived, (ii) the irrevocability or survival of any power of attorney or proxy, (iii) Section 7.3(B)(1) of the Partnership Agreement to the extent inconsistent with Section 17-602 of the LP Act, (iv) Section 13.1 of the Partnership Agreement to the extent inconsistent with Section 17-801(4) of the LP Act, (v) any actions being void ab initio, (vi) any purported waiver or disclaimer of punitive damages, and (vii) any provision of the Partnership Agreement that purports to (A) eliminate the implied contractual covenant of good faith and fair dealing, (B) limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, (C) confer upon a court or deprive a court of subject matter jurisdiction, or (D) provide for the payment or recovery of attorney’s fees in excess of the limitations imposed by 10 Del. C. § 3912.

In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of any document reviewed by us that apply to an individual or entity that is not a party to such document, (ii) transfer restrictions in any document reviewed by us to the extent (A) a transfer occurs by operation of law, or (B) Section 8-204 of the Delaware Uniform Commercial Code may be applicable, (iii) any condition, limitation, prohibition or restriction on (A) the ability or right of the Company to make distributions or payments to the extent any such distributions or payments are required to be made pursuant to the terms of the Partnership Agreement, or (B) Redemptions (as defined in the Partnership Agreement), and (iv) fiduciary duties.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. There are no implied opinions in this opinion letter, and we undertake no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this opinion letter.

Very truly yours,

Schedule A

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Evercore Group L.L.C.

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Citizens Capital Markets, Inc.

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

Ladenburg Thalmann & Co. Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

Union Gaming Securities, LLC

Exhibit B

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

as Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

Re:	Proposed Public Offering by MGM Growth Properties LLC

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters to be named in Schedule I to such agreement (the “Underwriters”), with MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s Class A common shares (the “Class A Common Shares”). In consideration of the agreement by the Underwriters to offer and sell the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, including, without limitation, partnership units in MGM Growth Properties Operating Partnership LP (the “Operating Partnership,” and such partnership units therein, the “Operating Partnership Units”) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publically disclose the intention to make any such offer , sale, pledge or disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i) as a bona fide gift or gifts or as dispositions by will or intestacy; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of or other holders of equity interests in the undersigned or the estate of any of the foregoing; or

(iv) to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or members of the undersigned’s immediate family; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi) to a nominee or custodian or a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; or

(vii) with respect to Operating Partnership Units, as an exchange of Operating Partnership Units for Class A Common Shares as permitted or required by the MGM Growth Properties LLC Agreement in the manner set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Class A Common Shares involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Class A Common Shares shall remain subject to the terms of this agreement. For purposes of this clause (viii), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company, provided that in the case of any transfer, donation, exchange or distribution pursuant to clauses (i) through (vii) above, (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act (except with regards to a disposition by will or intestacy), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Class A Common Shares, provided that (i) such plan does not provide for the transfer of the Class A Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Shares may be made under such plan during the Restricted Period.

Furthermore, during the Restricted Period, the undersigned may sell Class A Common Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: